Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-19
*CUSIP:  21988G742       Class     A-1
         21988GAR7       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 20, 2005.

INTEREST ACCOUNT
----------------


Balance as of October 20, 2005.....                                                                   $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         10/20/2005 - Cash liquidation proceeds received on sale of                             $847,156.00
         $27,109,000 amount of Underlying Securities for distribution to holders of Class A-1 Certificates attributed to payment of accrued interest

LESS:
         10/20/2005 - Distribution of cash liquidation proceeds to holders                     -$847,156.00
         of Class A-1 Certificates
         Distribution to Class A-2 Holders.....                                                       $0.00
         Distribution to Depositor.....                                                               $0.00
         Distribution to Trustee.....                                                                 $0.00
Balance as of         October 20, 2005.....                                                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of October 20, 2005.....                                                                   $0.00
         Scheduled Principal received on securities.....                                              $0.00
         10/20/2005 - Cash liquidation proceeds received on sale of $27,109,000               $4,066,350.00
         amount of Underlying Securities for distribution to holders of Class A-1
         Certificates and Class A-2 Certificates attributed to payment of principal


LESS:
         10/20/2005 - Distribution of cash liquidation proceeds to holders                   -$3,750,000.00
         of Class A-1 Certificates
         10/20/2005 - Distribution of cash liquidation proceeds to holders                     -$316,350.00
         of Class A-2 Certificates
Balance as of October 20, 2005.....                                                                   $0.00


                  UNDERLYING SECURITIES HELD AS OF October 20, 2005


           Principal Amount      Title of Security
           ----------------      -------------------------------------------------------
               $0.00             Delta Air Lines, Inc. 8.30% Notes due December 15, 2029
                                 *CUSIP:  247361YG7

Effective with the completion of the distributions described above, the Class A-1 Certificates and the Class A-2 Certificates, along with the related Call Warrants, are null and void and the Corporate Backed Trust Certificates, Series 2001-19 Trust is terminated.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.